                                                                 EXHIBIT A(5)(I)

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
             $200,000 VARIABLE WHOLE LIFE, $0 ADDITIONAL PROTECTION
                            $2,610 ANNUAL PREMIUM (1)
                     CURRENT CHARGES AND DIVIDEND SCALE (2)
                     DIVIDENDS USED TO INCREASE POLICY VALUE


                                          DEATH BENEFIT (3)                     CASH SURRENDER VALUE (3)
                                     ------------------------------         -------------------------------
                     PREMIUM          ASSUMING HYPOTHETICAL GROSS             ASSUMING HYPOTHETICAL GROSS
                   ACCUMULATED        ANNUAL INVESTMENT RETURN OF             ANNUAL INVESTMENT RETURN OF
   END OF        AT 5% INTEREST
POLICY YEAR         PER YEAR            0%         6%         12%              0%         6%          12%
-----------      -------------       -------    -------   ---------         ------     -------     --------
 1                    2,741          200,000    200,014     200,131            894       1,012        1,129
 2                    5,618          200,000    200,044     200,414          2,737       3,093        3,463
 3                    8,639          200,000    200,092     200,868          4,539       5,258        6,034
 4                   11,812          200,000    200,155     201,516          6,298       7,508        8,869
 5                   15,143          200,000    200,267     202,417          8,036       9,873       12,022
 6                   18,641          200,000    200,429     203,601          9,857      12,461       15,632
 7                   22,313          200,000    200,656     205,115         11,664      15,180       19,639
 8                   26,169          200,000    200,946     206,996         13,452      18,031       24,082
 9                   30,218          200,000    201,307     209,294         15,221      21,025       29,012
 10                  34,470          200,000    201,738     212,055         16,970      24,164       34,481
 15                  59,136          200,000    205,476     235,473         26,328      43,296       73,293
 20                  90,617          200,000    213,837     317,870         35,338      67,833      138,849
 25                 130,796          200,000    226,942     490,867         42,972      98,520      247,706
 30 (age 65)        182,076          200,000    246,337     739,147         48,222     136,445      425,830
 35                 247,523          200,000    281,922   1,099,608         49,123     182,637      712,359
 40                 331,052          200,000    331,437   1,629,101         42,601     237,434    1,167,055
 45                 437,658          200,000    387,684   2,418,472         21,476     301,083    1,878,234



(1) If premiums are paid more frequently than annually the payments would be $1,331.41 semiannually, $673.55 quarterly, or $225.74 monthly.

(2) Dividends illustrated are based on current scale and experience and are not guaranteed.

(3)  Assumes no policy loan has been made.



IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
             $200,000 VARIABLE WHOLE LIFE, $0 ADDITIONAL PROTECTION
                            $2,610 ANNUAL PREMIUM (1)
                       MAXIMUM CHARGES AND ZERO DIVIDENDS


                                         DEATH BENEFIT (2)                    CASH SURRENDER VALUE (2)
                                    ------------------------------        -------------------------------
                     PREMIUM         ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                   ACCUMULATED       ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
   END OF        AT 5% INTEREST
POLICY YEAR         PER YEAR           0%         6%         12%             0%         6%          12%
-----------      -------------      -------    -------   ---------        ------     -------     --------
  1                   2,741         200,000     200,014    200,131           894        1,012        1,129
  2                   5,618         200,000     200,044    200,414         2,737        3,093        3,463
  3                   8,639         200,000     200,092    200,868         4,539        5,258        6,034
  4                  11,812         200,000     200,155    201,514         6,298        7,508        8,866
  5                  15,143         200,000     200,239    202,379         8,012        9,845       11,984
  6                  18,641         200,000     200,340    203,487         9,782       12,372       15,518
  7                  22,313         200,000     200,464    204,873        11,501       14,988       19,396
  8                  26,169         200,000     200,613    206,571        13,171       17,698       23,656
  9                  30,218         200,000     200,785    208,617        14,787       20,503       28,335
  10                 34,470         200,000     200,982    211,052        16,352       23,408       33,478
  15                 59,136         200,000     202,431    230,907        24,032       40,251       68,727
  20                 90,617         200,000     204,833    283,981        28,779       58,829      124,046
  25                130,796         200,000     208,496    418,143        30,474       80,074      211,007
  30 (age 65)       182,076         200,000     213,788    597,618        27,237      103,896      344,294
  35                247,523         200,000     221,148    839,871        14,899      129,852      544,094
  40                331,052         200,000     231,097  1,168,595             0      157,571      837,158
  45                437,658         200,000     244,240  1,616,126             0      186,330    1,255,116


(1) If premiums are paid more frequently than annually the payments would be $1,331.41 semiannually, $673.55 quarterly, or $225.74 monthly.

(2)  Assumes no policy loan has been made.



IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
       $200,000 VARIABLE WHOLE LIFE PLUS $200,000 ADDITIONAL PROTECTION(1)
                            $3,620 ANNUAL PREMIUM (2)
                     CURRENT CHARGES AND DIVIDEND SCALE (3)
                     DIVIDENDS USED TO INCREASE POLICY VALUE


                                         DEATH BENEFIT (4)                    CASH SURRENDER VALUE (4)
                                    ------------------------------        -------------------------------
                     PREMIUM         ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                   ACCUMULATED       ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
   END OF        AT 5% INTEREST
POLICY YEAR         PER YEAR           0%         6%         12%             0%         6%          12%
-----------      -------------      -------    -------   ---------        ------     -------     --------
  1                  3,801          400,000    400,000     400,000          1,336       1,488       1,641
  2                  7,792          400,000    400,000     400,000          3,953       4,425       4,916
  3                 11,983          400,000    400,000     400,000          6,551       7,517       8,561
  4                 16,383          400,000    400,000     400,000          9,118      10,761      12,607
  5                 21,003          400,000    400,000     400,000         11,656      14,165      17,098
  6                 25,854          400,000    400,000     400,000         14,280      17,854      22,201
  7                 30,948          400,000    400,000     400,000         16,879      21,724      27,859
  8                 36,296          400,000    400,000     400,000         19,443      25,775      34,126
  9                 41,912          400,000    400,000     400,754         21,975      30,018      41,072
  10                47,809          400,000    400,000     403,060         24,469      34,459      48,771
  15                82,020          400,000    400,000     427,287         37,341      61,037     102,927
  20               125,684          400,000    400,000     485,713         48,928      94,306     193,705
  25               181,411          400,000    400,000     684,440         57,748     135,165     345,388
  30 (age 65)      252,534          400,000    404,381   1,030,780         61,426     184,597     593,843
  35               343,307          384,475    425,916   1,533,591         55,532     243,324     993,506
  40               459,160          348,243    459,819   2,272,173         36,616     312,767   1,627,739
  45               607,020          211,272    510,947   3,373,241              0     395,127   2,619,726

(1) Additional Protection is guaranteed to be $100,000 for at least 15 years, so long as all premiums are paid when due and all dividends are used to increase Policy Value.

(2) If premiums are paid more frequently than annually the payments would be $1,846.10 semiannually, $933.43 quarterly, or $312.91 monthly.

(3) Dividends illustrated are based on current scale and experience and are not guaranteed.

(4)  Assumes no policy loan has been made.




IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
       $200,000 VARIABLE WHOLE LIFE PLUS $200,000 ADDITIONAL PROTECTION(1)
                            $3,620 ANNUAL PREMIUM (2)
                       MAXIMUM CHARGES AND ZERO DIVIDENDS


                                         DEATH BENEFIT (3)                    CASH SURRENDER VALUE (3)
                                    ------------------------------        -------------------------------
                     PREMIUM         ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                   ACCUMULATED       ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
   END OF        AT 5% INTEREST
POLICY YEAR         PER YEAR           0%         6%         12%             0%         6%          12%
-----------      -------------      -------    -------   ---------        ------     -------     --------
  1                  3,801          400,000    400,000     400,000         1,163         1,315       1,468
  2                  7,792          400,000    400,000     400,000         3,569         4,030       4,510
  3                 11,983          400,000    400,000     400,000         5,907         6,837       7,843
  4                 16,383          400,000    400,000     400,000         8,174         9,736      11,495
  5                 21,003          400,000    400,000     400,000        10,364        12,726      15,493
  6                 25,854          400,000    400,000     400,000        12,591        15,923      19,990
  7                 30,948          400,000    400,000     400,000        14,730        19,207      24,899
  8                 36,296          400,000    400,000     400,000        16,781        22,581      30,269
  9                 41,912          400,000    400,000     400,000        18,737        26,042      36,140
  10                47,809          400,000    400,000     400,000        20,599        29,593      42,570
  15                82,020          400,000    400,000     410,372        28,991        49,364      86,012
  20               125,684          333,952    400,000     445,196        33,553        69,458     153,188
  25               181,411          283,402    400,000     516,696        35,116        89,041     259,852
  30 (age 65)      252,534          250,500    400,000     740,286        31,868       104,608     426,486
  35               343,307          230,680    230,680   1,044,019        19,758       113,756     676,346
  40               459,160          218,221    230,680   1,455,819             0       137,053   1,042,919
  45               607,020          211,257    230,680   2,016,187             0       158,863   1,565,811


(1) Additional Protection is guaranteed to be $100,000 for at least 15 years, so long as all premiums are paid when due and all dividends are used to increase Policy Value.

(2) If premiums are paid more frequently than annually the payments would be $1,846.10 semiannually, $933.43 quarterly, or $312.91 monthly.

(3)  Assumes no policy loan has been made.


IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.